SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                September 30, 1999


                         WESTERFED FINANCIAL CORPORATION
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             (Exact name of Registrant as specified in its Charter)



   Delaware                         0-22772                        81-0487794
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(State or other              (Commission File No.)               (IRS Employer
 jurisdiction of                                                 Identification
 incorporation)                                                      Number)


   110 East Broadway, Missoula, Montana                                59802
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(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code:              (406) 721-5254
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                                       N/A
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          (Former name or former address, if changed since last report)










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

Item 5.           Other Events

                  On September 30, 1999 the Registrant issued the press release attached as Exhibit 99.


Item 7.           Financial Statements and Exhibits

                  (a)      Exhibits

                           99     Press release, dated September 30, 1999





















































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



                                   Signatures



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          WesterFed Financial Corporation



Date: October 6, 1999                      By: /s/Lyle R. Grimes
      ---------------                         ---------------------------------

                                              Lyle R. Grimes
                                              President/Chief Executive Officer











































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


                                Index to Exhibits




                                                               Sequentially
                                                              Numbered Page
                                                              Where Attached
Exhibit                                                          Exhibits
 Number                                                         are located
 ------                                                        ------------
  99        Press Release dated September 30, 1999                   5



















































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
                    WESTERFED FINANCIAL CORPORATION ANNOUNCES
                          INCREASED QUARTERLY DIVIDEND


     Missoula, Montana - September 30, 1999 - WesterFed Financial Corporation (the "Company") (NASDAQ - WSTR), the holding company for Western Security Bank (the "Bank"), announced it will pay a regular cash dividend of $0.155 per share for the quarter ended September 30, 1999. The regular quarterly cash dividend of $0.155 represents an increase of 3.3% over the prior quarter's regular cash dividend of $0.15 per share. The Company has increased regular cash dividends every quarter since becoming a public company.

     WesterFed Financial Corporation's only subsidiary, Western Security Bank, which is Montana's largest savings bank, operates thirty-four offices in twenty Montana communities.

CONTACT:   James A. Salisbury, EVP/Treasurer/CFO
           (406) 721-5254











































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